Exhibit 10.91 (a)
Zentraleuropa LPG Holding GmbH
Flaga Straße 1
2100 Leobendorf
(registered under FN 276576 f, Landesgericht Korneuburg)
Raiffeisen Zentralbank Österreich AG
p.a. TATRA BANKA a. s.
Hodžovo námestie 3
811 06 Bratislava 1
Slovenská republika
Bratislava, 10. July 2008
Accounts No.:
13-54.065.107/CZK
13-54.065.107/SKK
13-54.065.107/PLN
13-54.065.107/RON
1-04.065.108/EUR
36-54.065.107/PLN
38-54.065.107/SKK
88-54.065.107/CZK
95-54.065.107/RON
98-54.065.107/HUF
/Amendment Offer
Ladies und Gentlemen,
reference is made to the debit balances, which are currently shown on our aforementioned accounts held with your bank (hereinafter collectively the “Accounts”), and the underlying legal relationship between our company and your bank. We hereby offer you to amend the aforementioned legal relationship (hereinafter the “Legal Relationship”) as follows:”
As from the date on which this Amendment Offer is accepted, Zentraleuropa LPG Holding GmbH may give RZB instructions to issue performance and payment guarantees and also credit guarantees under the Legal Relationship (each a “Guarantee”), provided always that:
(i)
each instruction shall (a) specify the beneficiary, the amount, the date of issue and the date of expiry of the requested Guarantee, and (b) have the wording of the requested Guarantee attached to it; and

(ii)	the term of the requested Guarantee is not more than 24 months from issuing of the Guarantee; and

(iii)	the wording of the requested guarantee is acceptable to the Bank in form and substance; and

(iv)	the amount of the requested Guarantee, together with all possible debit balances under the Legal Relationship, shall not exceed EUR 8,000.000 (EURO eight million).

Each instruction to issue a Guarantee shall be irrevocable.
The applicable Guarantee Fee for the aforementioned credit guarantees according to the Legal Relationship shall be 35.00 (thirty-five point zero) basis points.
Should Guarantees issued by RZB according to the Legal Relationship be drawn in a foreign currency and if there does not exists a Foreign Currency Current Account of Zentraleuropa LPG Holding GmbH with RZB for the relevant foreign currency in which said Guarantee is so drawn, RZB shall inform Zentraleuropa LPG Holding GmbH and shall debit the amounts so drawn to the EUR-Current Account unless Zentraleuropa LPG Holding GmbH provides the amounts in the relevant foreign currency within two (2) Business Days. RZB will convert amounts paid under a Guarantee into EURO on the basis of the daily exchange rate as of the date of the payment under the relevant Guarantee. Insofar as there is no cover for these amounts in the EUR-Current Account, Zentraleuropa LPG Holding GmbH shall immediately pay these amounts to RZB for credit and deposit on the EUR-Current Account.
The Applicable Margin for any possible debit balances on the Accounts according to the Legal Relationship shall be 60.00 (sixty point zero) basis points per annum.
Any debit balances which are currently shown on the Accounts will be repaid to the Bank not later than June 22, 2009. The aforementioned Legal Relationship will end with the repayment. All possible securities under and in connection with the aforementioned Legal Relationship shall remain in full force and effect.
Apart from the amendments offered herein, the Legal Relationship shall remain unchanged. All security agreed or granted in favor of RZB with regard to the Legal Relationship shall remain in full force and effect.”
If you accept the present amendment offer, we shall pay you a one-time management fee in the amount of EUR 3.250,__ __.
You can accept the present offer on or before 30.07.2008, by debiting the aforementioned management fee under the reference “management fee/4.065.108” to our account no. 1-04.065.108 with you. We hereby irrevocably authorize you to make such debit on our behalf and for our account. Your acceptance of the present offer will come into full force and effect by virtue of such debit only, irrespective of whether and when we may be informed about your acceptance.
With kind regards,
Zentraleuropa LPG Holding GmbH
Accepted and agreed:
UGI Corporation (as Guarantor)
Robert W. Krick, Vice President, Treasurer